UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A/A

(Amendment No. 1)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

MINDSPEED TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State of Incorporation or Organization)	01-0616769 (I.R.S. Employer Identification No.)

4000 MacArthur Boulevard, East Tower Newport Beach, California (Address of Principal Executive Offices)	92660-3095 (Zip Code)

If this form relates to the registration of a class of securities pursuant to 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this form relates: Not Applicable

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered
Not Applicable	Not Applicable

Securities to be registered pursuant to Section 12(g) of the Act:

Preferred Share Purchase Rights
(Title of Class)

ITEM 1. Description of Registrant’s Securities to Be Registered.
ITEM 2. Exhibits.
SIGNATURE
EXHIBIT INDEX

     The undersigned Registrant hereby amends its Registration Statement on Form 8-A filed with the Securities and Exchange Commission on December 9, 2003 (the “Registration Statement”) as follows:

ITEM 1. Description of Registrant’s Securities to Be Registered.

     Item 1 to the Registration Statement is hereby amended by adding the following to the last paragraph of such item:

     On December 6, 2004, Mindspeed Technologies, Inc., a Delaware corporation (the “Registrant”) entered into the First Amendment to the Rights Agreement (the “Rights Amendment”), dated June 26, 2003, between the Registrant and Mellon Investor Services LLC (as amended, the “Rights Agreement”). The Rights Amendment excludes from the definition of “Acquiring Person” (as defined in the Rights Agreement) a purchaser of shares of the Registrant’s common stock (or securities convertible into or exchangeable for shares of common stock) directly from the Registrant by a purchaser who has a bona fide intent at the time of such purchase to resell such shares of the Registrant’s common stock (or securities convertible into or exchangeable for shares of common stock) in an offering that is exempt from the registration requirements of the Securities Act pursuant to Rule 144A or Regulation S thereunder.

     The foregoing description of the Rights Amendment is not a complete description of the terms of the Rights Amendment and is qualified in its entirety by reference to the complete text of the Rights Agreement and the Rights Amendment, each of which is incorporated herein by reference.

ITEM 2. Exhibits.

Exhibit	Description

4.1	Rights Agreement, dated June 26, 2003, between the Registrant and Mellon Investor Services LLC, as Rights Agent (filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed July 1, 2003, and incorporated herein by reference).

4.2	First Amendment to Rights Agreement, dated as of December 6, 2004, between the Registrant and Mellon Investor Services LLC (filed as Exhibit 4.4 to the Registrant’s Current Report on Form 8-K filed December 8, 2004, and incorporated herein by reference).

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

MINDSPEED TECHNOLOGIES, INC.
Date: January 17, 2005	By:	/s/ Simon Biddiscombe
Simon Biddiscombe
Senior Vice President, Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit	Description

4.1	Rights Agreement, dated June 26, 2003, between the Registrant and Mellon Investor Services LLC, as Rights Agent (filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed July 1, 2003, and incorporated herein by reference).

4.2	First Amendment to Rights Agreement, dated as of December 6, 2004, between the Registrant and Mellon Investor Services LLC (filed as Exhibit 4.4 to the Registrant’s Current Report on Form 8-K filed December 8, 2004, and incorporated herein by reference).